UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2005

HERSHA HOSPITALITY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 11, 2005, Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”), entered into a Purchase and Sale Agreement (the “Agreement”) to acquire a Hilton Garden Inn in Washington, D.C., including the land, improvements and certain additional rights related to the hotel located at 815 14th Street, N.W. Washington, D.C. (the “Claremont Property”) from Claremont DC Hotel LLC; Claremont DC Hotel II LLC; Apple Hotel, LLC; Apple Hotel Holdings, LLC; Apple Hotel Investments, LLC (collectively, the “Sellers”). The purchase price for the Claremont Property will be approximately $85.1 million. In addition, Hersha will issue to the Sellers an earn-out promissory note in the principal amount of $2.0 million, all or a portion of which will be paid only upon the hotel's achievement of certain financial performance criteria.

Hersha has deposited with the Sellers $1.0 million in cash, which will be credited to the purchase price payable at closing. Sellers have deposited with an escrow agent $500,000 to secure the obligation of Sellers to deliver certain documents to Hersha, such delivery being a condition precedent to Hersha’s obligation to close. The parties have agreed to a feasibility period through August 20, 2005, during which Hersha will have the right to inspect the Claremont Property and conduct due diligence generally and may elect to terminate the Agreement for any or no reason. If Hersha elects to terminate the Agreement during the feasibility period, Seller will return to Hersha the $1.0 million deposit. In the event that either Hersha or the Sellers default in the performance of their respective obligations under the Agreement, the non-defaulting party shall be entitled to receive the defaulting party’s deposit as described above. The Agreement also contains customary representations, warranties and additional conditions to closing, including the condition that the franchisor must approve the transfer of the franchise license to Hersha. Accordingly, there can be no assurance that Hersha will complete the acquisition of the Claremont Property on the terms outlined in the Agreement or at all.

The preceding description of the material terms of the Agreement is qualified in its entirety by reference to the terms of the actual Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

10.1
Purchase and Sale Agreement, dated August 10, 2005, by and between Claremont DC Hotel LLC; Claremont DC Hotel II LLC; Apple Hotel, LLC; Apple Hotel Holdings, LLC; Apple Hotel Investments, LLC and Hersha Hospitality Trust.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST

Date: August 17, 2005	By:	/s/Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer